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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Professional Veterinary Products, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSALS TO BE VOTED UPON
DIRECTOR COMPENSATION AND BENEFITS
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
ANNUAL REPORT AND FINANCIAL STATEMENTS
OTHER BUSINESS

PROFESSIONAL VETERINARY PRODUCTS, LTD.
10077 South 134th Street
Omaha, Nebraska 68138
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
JANUARY 11, 2008
To the Shareholders of Professional Veterinary Products, Ltd.:
     Notice hereby is given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Professional Veterinary Products, Ltd. (the “Company”) will be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138, on Friday, January 11, 2008, at 10:00 a.m., local time. The purposes of the Annual Meeting are:
1.	To consider and act upon a proposal to elect three (3) Class II Directors of the Company to serve until the 2010 Annual Meeting of Shareholders.
2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     The Board of Directors currently is not aware of any other business to come before the Annual Meeting, and the foregoing items of business are more fully described in the proxy statement accompanying this Notice.
     Only shareholders of record at the close of business on November 23, 2007 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. Shares of Common Stock may be voted at the Annual Meeting only if the shareholder is present at the Annual Meeting in person or by valid proxy. The Company intends to mail the proxy statement and accompanying proxy card on or about November 30, 2007 to all shareholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company’s 2007 Annual Report to Shareholders, which includes audited financial statements, is enclosed. The Annual Report is not part of the proxy solicitation materials.
     All shareholders are cordially invited to attend the Annual Meeting in person. We suggest that you carefully read the enclosed proxy statement. To assure the presence of a quorum, you are requested to vote your share by submitting your proxy via the Internet, by phone, or by signing, dating and returning the proxy card by facsimile or mail at your earliest convenience, whether you plan to attend the Annual Meeting. The proxy will not be used if you attend and vote at the Annual Meeting in person.

By Order of the Board of Directors,

Omaha, Nebraska	/s/ Tom Latta, D.V.M.
November 28, 2007	Tom Latta, D.V.M.
Corporate Secretary
YOUR PROXY VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARE BY SUBMITTING
YOUR PROXY VIA THE INTERNET OR BY PHONE, FACSIMILE OR MAIL.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
10077 South 134th Street
Omaha, Nebraska 68138
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JANUARY 11, 2008
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Professional Veterinary Products, Ltd. (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138 on Friday, January 11, 2008, at 10:00 a.m., local time, and at any adjournments thereof. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the election of the Class II director nominees named herein; and (ii) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.
     The Company intends to mail this proxy statement and accompanying proxy card on or about November 30, 2007 to all shareholders entitled to vote at the Annual Meeting.
Voting Rights and Quorum Requirement
     Holders of shares of the Company’s common stock (the “Common Stock”) of record at the close of business on November 23, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. As of that date, there were 2,054 shares of Common Stock outstanding. Each shareholder entitled to vote will have one vote for each share of Common Stock owned of record by such shareholder as of the close of business on the Record Date on any matter which may properly come before the meeting.
     In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the outstanding shares of the Common Stock as of the Record Date are represented in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called “abstentions”),and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called “broker non-votes”) will be counted for the purpose of determining whether a quorum is present.
Required Vote
     Election of Directors. Directors are elected by a plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors. Abstentions and broker non-votes are not counted as votes for the election of any director nominee.
     Other Matters. Approval of other matters submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved.
     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate votes cast for or against each proposal or withheld and abstentions.
Methods of Voting
     Shareholders of record can direct their votes by proxy as follows:

•	Via the Internet: Shareholders may submit voting instructions to the proxy holders through the Internet by following the proxy voting instructions enclosed with the Notice of Internet Availability.

•	By Telephone: Shareholders may submit voting instructions to the proxy holders by telephone by following the proxy voting instructions enclosed with the Notice of Internet Availability.

•	By Mail or Facsimile: Shareholders may sign, date and return proxy cards in the pre-addressed, postage-paid envelope that will be provided or by facsimile if a printed proxy statement is requested.

•	At the Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.
New One-Page Notice Regarding Internet Availability of Proxy Materials
     Pursuant to new rules recently adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail.
Proxy Voting and Revocability of Proxies
     Shares can only be voted at the Annual Meeting if the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his, her or its share at the Annual Meeting. The share of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the shareholder’s directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the persons nominated by the Board for election as Class II Directors.
     Execution of the accompanying proxy card will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by submitting a subsequent proxy or by voting at the meeting by giving either personal or written notice of such revocation to Dr. Lionel Reilly, President, Professional Veterinary Products, Ltd., at the Company’s offices at 10077 South 134th Street, Omaha, Nebraska 68138, or to the person designated as the Corporate Secretary at the commencement of the Annual Meeting.
Attendance and Voting at the Annual Meeting
     If you own a share of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. We encourage you to vote your share in advance of the Annual Meeting date by returning the enclosed proxy card, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described above even if you have already voted.
Costs of Solicitation
     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other employees of the Company.
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN
THE ENCLOSED PROXY CARD BY FAX, MAIL, TELEPHONE OR VIA INTERNET VOTING
IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED. IF A SHAREHOLDER
DECIDES TO ATTEND THE MEETING, HE, SHE OR IT MAY,
IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARE IN PERSON.

     Each shareholder should read this information before voting and/or completing and returning the enclosed proxy card. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed form of proxy, please call the Company at (402) 331-4440.
PROPOSALS TO BE VOTED UPON
PROPOSAL 1: Election of Class II Shareholder Directors
     The Company currently has a total of eight (8) directors, seven (7) of whom are veterinarians and elected from geographic districts and one non-shareholder director. Pursuant to the Company’s Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”), the Company is required to elect eight shareholder directors, may elect up to two additional non-shareholder directors, and may elect the Company’s President as a non-voting director. Due to the death of a member, the Board of Directors currently has a vacancy, which it anticipates will be filled at the Annual Meeting of Shareholders. Shareholder directors are divided into three (3) classes with each class serving a three-year term. Class I consists of two (2) directors, one from District 3 and one from District 7. Class II consists of three (3) directors, representing Districts 1, 2 and 6. Class III consists of three (3) directors, representing Districts 4, 5 and 8.
     At the Annual Meeting, three (3) Class II directors from Districts 1, 2 and 6 are to be elected to serve until the 2010 Annual Meeting of Shareholders and until their respective successors have been elected. District 1 is comprised of the states of Alaska, Idaho, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming. District 2 is comprised of the states of Iowa and Minnesota. District 6 is comprised of the states of Indiana, Kentucky, Michigan, Ohio and Tennessee.
     The following directors have been nominated to be elected at the Annual Meeting: Donald R. Fogle, D.V.M, District 6, Scott A. Shuey, D.V.M., District 2, and Vicky Wilkey, D.V.M., District 1, each of whom will hold office until his or her successor shall have been elected and qualified. Detailed information on each nominee is provided in the “Nominees and Current Directors” section below.
Voting Requirement and Board Recommendation
     Assuming that a quorum is present, the affirmative vote of the holders of a plurality of the shares present in person or by valid proxy is required to approve this Proposal 1: Election of Class II Shareholder Directors and elect each of the director nominees.
     Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies FOR the election of such nominees. Although the Board anticipates that the three (3) nominees will be available to serve as directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.
YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
DR. SCOTT A. SHUEY, DR. DONALD R. FOGLE AND DR. VICKY WILKEY AS CLASS II DIRECTORS
TO HOLD OFFICE UNTIL THE 2010 ANNUAL MEETING OF SHAREHOLDERS
AND UNTIL THEIR SUCCESSORS ARE ELECTED.
INFORMATION ABOUT THE BOARD OF DIRECTORS
NOMINEES AND CURRENT DIRECTORS
     The Board currently is comprised of eight (8) directors of which seven (7) are shareholders and licensed veterinarians and one is a non-shareholder. Each shareholder director, or the practice of which he or she is a member, owns one share of the Company’s Common Stock. The Board of Directors has general oversight responsibility for the Company’s affairs pursuant to the Nebraska Business Corporation Act and the Company’s Bylaws. In exercising its fiduciary duties, the Board of Directors represents and acts on behalf of the shareholders. Although the Board of Directors does not have responsibility for the day-to-day management of the Company, it stays informed through periodic meetings and site visits.

Nominees for the Board of Directors
     The following table contains information about the persons nominated for election at the Annual Meeting of Shareholders:
Class II Director Nominees

				Year First
				Became	Term
Name and Position	Age	District	Class	Director	Expires
Donald R. Fogle, D.V.M., Director Nominee	54	6	II	N/A	N/A
Scott A. Shuey, D.V.M., Director	41	2	II	2004	2007
Vicky Wilkey, D.V.M., Director Nominee	51	1	II	N/A	N/A
     Donald R. Fogle, D.V.M., has been in private practice in Northwest Ohio for more than 20 years at Northwest Veterinary Hospital Inc. Since October 2005, Dr. Fogle also has provided veterinary services to BDP Veterinary Partners LLC d/b/a Cat Tales. He has a special interest in diagnostic ultrasound and is a member of the Veterinary Ultrasound Society, AVMA, and OVMA. Dr. Fogle is a 1984 graduate of The Ohio State University College of Veterinary Medicine and also received a Master of Science degree in 1980 and a Bachelor of Science degree in Animal Science 1976.
     Scott A. Shuey, D.V.M., has served as a Director since December 10, 2004. He has been a large animal veterinarian for and the Corporate Secretary of Southern Hills Veterinary Services, Inc. in Corning, Iowa since 1995. Dr. Shuey received a Doctor of Veterinary Medicine degree from Kansas State University in 1995.
     Vicky Wilkey, D.V.M., has been the owner of a small animal veterinary practice in South Dakota, The Visiting Vet, since September 1993. Dr. Wilkey received a Doctor of Veterinary Medicine degree from Iowa State University in 1982. She also received a Bachelor of Science degree in Microbiology in 1978 from South Dakota State University.
Class I and Class III Directors
     The following table contains information about the persons currently serving as directors through 2008 and 2009:

				Year First
				Became	Term
Name and Position	Age	District	Class	Director	Expires
Eileen Sam Holly Morris, D.V.M., Director	56	3	I	2006	2009
Thomas E. Wakefield, D.V.M., Director	35	7	I	2006	2009
G.W. Buckaloo, Jr., D.V.M., Director and Vice-Chairman	60	4	III	2002	2008
Tom Latta, D.V.M., Director and Secretary	63	5	III	2002	2008
William Swartz, D.V.M., Director	65	8	III	2002	2008
A. Donald Janezic, Jr., Director	61	N/A	N/A	2005	2008
     Eileen Sam Holly Morris, D.V.M., has served as a Director since December 8, 2006. She has been the Hospital Director of Plum Creek Regional A.M.C. in Crete, Illinois since November 1981, and has been an independent consultant associated with the Veterinary Practice Consultants since 2003. Dr. Morris received a Doctor of Veterinary Medicine degree from the University of Illinois in 1976. Dr. Morris also is a member of several veterinary associations.
     Thomas E. Wakefield, D.V.M., has served as a Director since December 8, 2006. He has been a partner of the Perry Veterinary Clinic since January 2004. Prior to that, Dr. Wakefield was an associate veterinarian for that clinic. Dr. Wakefield received a Doctor of Veterinary Medicine degree from The Ohio State University College of Veterinary Medicine in 1997.

     G. W. Buckaloo, Jr., D.V.M., has served as a Director since December 6, 2002. Dr. Buckaloo has served as Vice Chairman since 2006 and previously served as Secretary from 2004-2006. He is a companion animal practitioner and President of Crysler Animal Hospital located in Independence, Missouri. Dr. Buckaloo received a Doctor of Veterinary Medicine degree from the University of Missouri in 1972.
     Tom Latta, D.V.M., has served as a Director since December 6, 2002. He is senior partner of Hansford County Veterinary Hospital located in Spearman, Texas. Dr. Latta received a Doctor of Veterinary Medicine degree from the Oklahoma State University in 1968.
     William Swartz, D.V.M., has served as a Director since December 6, 2002. Dr. Swartz previously served as Chairman from 2004 to 2005 and as Vice Chairman from 2003 to 2004. He is the owner and medical director of Clocktower Animal Hospital located in Herndon, Virginia. Dr. Swartz received a Doctor of Veterinary Medicine degree from The Ohio State University in 1966.
     A. Donald Janezic, Jr. has served as a Director since December 16, 2005. He has been Chief Financial Officer of R.C. Bigelow since August 1987. Mr. Janezic has acted as a financial consultant to the Company’s Board of Directors during 2005. Mr. Janezic earned his Master’s degree in accounting from the University of New Haven in 1983 and has been a CPA since 1972.
Geographic Districts
     The geographic boundaries of the districts are provided for in the Company’s Bylaws and may be revised by the Board from time to time but no more frequently than annually to more accurately represent an equitable number of shareholders. Each shareholder director’s professional practice must be located in the district in which he or she is elected at the time of the election. Non-shareholder directors are not required to be affiliated with any geographic districts.
     The following map illustrates the geographic breakdown of the eight districts:

Meetings and Attendance of the Board of Directors
     The Company’s Board held twelve (12) meetings during the fiscal year ended July 31, 2007. All Directors attended at least 75% of the meetings of the Board and the committees of which they were members.
     Although the Company does not have formal policy regarding attendance by its members of the Board of Directors at the Company’s Annual Meeting of Shareholders, it encourages all directors to attend. All of the current members of the Board attended the 2006 Annual Meeting of Shareholders held on December 8, 2006.
DIRECTOR COMPENSATION AND BENEFITS
     Directors receive an annual compensation package that is designed to attract, motivate and retain highly-qualified independent professionals to represent the Company’s shareholders. The Company’s 2007 compensation package for directors is comprised of an annual cash retainer and cash meeting fees. Directors are paid $2,000 per day for attendance at the Company’s Mid-Year and Annual Meetings, and any specially-called Board meetings if the director is present in person.
     In addition, directors are reimbursed for their expenses related to attendance of meetings, including travel and lodging at the meeting location, and directors whose travel time exceeds one-half day also receive $1,000 per travel day. Directors are paid $1,500 annually for participation in meetings via teleconference. No other compensation may be paid to directors without further action of the Board.
     Director Stock Ownership
     The Company requires that its directors be shareholders or represent entities who are shareholders, except for the two (2) directors that may be elected at-large, and the Company’s President who may be elected as a non-voting member.
     2007 Compensation
     Cash compensation varies by director based on the number of Committee meetings held and the Committees on which the director serves. During fiscal 2007, all of the incumbent directors attended at least 75% of the total number of meetings of the Board and of all Board Committees of which the directors were members and expected to attend.

	Fees Earned	Non-Equity
	or Paid	Incentive Plan	All Other
	in Cash	Compensation	Compensation(1)	Total
Name	($)	($)	($)	($)
Dr. Buddy Ray	13,500	—	1,211	14,711
Dr. G. W. Buckaloo, Jr.	13,500	—	779	14,279
Dr. Tom Latta	13,500	—	1,124	14,624
Dr. Steve Wright	13,500	—	144	13,644
Dr. Scott Shuey	17,500	—	791	18,291
Dr. Sam Morris	16,500	—	145	16,645
Dr. Tom Wakefield	10,500	—	394	10,894
Dr. William Swartz	13,500	—	1,850	15,350
A. Donald Janezic, Jr.	13,500	—	1,014	14,514

(1)	Includes reimbursements for expenses related to attendance of meetings, including travel and lodging at the meeting location
Committees of the Board
     To facilitate deeper penetration of certain key areas of oversight, the Board has established three committees: Executive, Corporate Governance, and Audit. The functions performed by these committees are summarized below:

     Executive Committee
     The Executive Committee is comprised of Dr. Buddy D. Ray, Dr. G. W. Buckaloo, Dr. Tom Latta and Dr. Scott A. Shuey. Dr. Ray is the Chairman of the Committee. The Committee’s duties include, among other things, involvement in long-range planning, the formulation of corporate policies, and making recommendations to the Board concerning salaries and incentive compensation for Company officers and employees. The Executive Committee met two (2) times during the fiscal year ended July 31, 2007. The Executive Committee Report on Executive Compensation for 2007 is set forth below. The Executive Committee adopted a charter on March 23, 2000. A current copy of the Committee’s Charter is available on the Company’s website (http://visitors.pvpl.com) under “About PVPL” and then click on “Investor Relations”. Information contained in the website is not incorporated by reference into this proxy statement, and you should not consider information contained in the website a part of this proxy statement.
     Corporate Governance Committee
     In June 2003, the Board of Directors established the Corporate Governance Committee to replace the Nominating Committee. This Committee is comprised of Dr. Buddy D. Ray, Dr. G.W. Buckaloo, Dr. Sam Morris, and Dr. William Swartz. Dr. Swartz is the Chairman of the Committee. The Corporate Governance Committee met three (3) times during the fiscal year ended July 31, 2007.
     The purposes of the Corporate Governance Committee, include, without limitation, identifying and endorsing qualified individuals for nomination and/or re-nomination as directors of the Board, recommending committee assignments to the full Board annually, designing and managing methods of evaluation for the Board’s collective performance, individual members’ performances and Chief Executive Officer’s performance, recommending appropriate levels and forms of director compensation to the Board of Directors, addressing current issues of corporate governance and making recommendations to the Board, and ensuring appropriate succession plans for the Chief Executive Officer and key employee positions. The Company believes that each member of the Corporate Governance Committee satisfies the independence standard for directors set forth in the listing standards of the American Stock Exchange (“AMEX”).
     The Corporate Governance Committee has recommended that the Board of Directors nominate Donald R. Fogle, D.V.M., Scott A. Shuey, D.V.M., and Vicky Wilkey, D.V.M. for election at the Annual Meeting. Dr. Shuey is the only current director standing for reelection. Dr. Ray recommended Dr. Fogle, and Dr. Wright recommended Dr. Wilkey as director nominees, and based on these recommendations, the Corporate Governance Committee interviewed these candidates.
     The Corporate Governance Committee adopted a written charter on July 17, 2003. A current copy of the Committee’s Charter is available on the Company’s website (http://visitors.pvpl.com) under “About PVPL” and then click on “Investor Relations “. Information contained in the website is not incorporated by reference into this proxy statement, and you should not consider information contained in the website a part of this proxy statement.
     Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Corporate Governance Committee. As a matter of course, the members of the Corporate Governance Committee review the qualifications of various persons. The Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders, but it will consider suggestions received from shareholders regarding director nominees and will review all candidate recommendations. To recommend a director candidate, a shareholder should contact the chairperson of the Committee by writing to: Chairperson of the Corporate Governance Committee, c/o Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138.
     With regard to specific qualities and skills, the Company’s Articles of Incorporation require that eight (8) of the directors be veterinarian shareholders of the Company and permits the election of two additional non-shareholders as voting Board members. The President of the Company also may be elected as a non-voting member. The Corporate Governance Committee believes it necessary that at least a majority of the members of the Board of Directors qualify as “independent” under AMEX Sec. 121.A. The Company currently believes that at least a majority of its current Board members are considered independent, and that each of the Board nominees is independent under AMEX Sec. 121.A. In addition to these specific requirements, the Corporate Governance Committee takes into account all factors it considers appropriate, which may include geographic representation, personal and professional skills, general business acumen and experience, and the highest personal and professional integrity. Generally, the Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee identifies and evaluates nominees for director by considering the recommendations of constituents, board members, staff members and other executives. All nominees are evaluated using the criteria discussed above and set forth in the Committee’s Charter.
     Audit Committee
     The Audit Committee is comprised of Dr. Tom Latta, Dr. Buddy D. Ray, Dr. Scott A. Shuey, Dr. Tom Wakefield and Don Janezic. Dr. Shuey is the Chairman of the Committee. This Committee serves as a direct link between the Board and the independent registered public accounting firm and regularly meets with such public accounting firm to review the audit function. The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal control. The Audit Committee reviews the services provided by the Company’s independent registered public accounting firm, consults with the public accounting firm, and reviews the need for internal auditing procedures and the adequacy of internal controls. The Audit Committee met five (5) times during the fiscal year ended July 31, 2007.
     The Company believes that its Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in the listing standards of AMEX. Specifically, each member of the Audit Committee:
•	will be independent under AMEX Section 121.A.;

•	will meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act;

•	will not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three fiscal years; and

•	will be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.
     The Board of Directors has determined that Don Janezic currently is considered the “audit committee financial expert” as defined under the rules of the SEC issued pursuant to Section 407 of the Sarbanes-Oxley Act. In addition to Mr. Janezic, the Board of Directors believes that its members are capable of analyzing and evaluating its financial statements and understanding internal controls and procedures for financial reporting and that their experience and non-financial expertise as practicing veterinarians is appropriate for the Company and in the best interest of its shareholders who are all practicing veterinarians. Like many Companies, it is difficult for the Company to attract and retain board members who qualify as an “audit committee financial expert” and competition for these individuals is significant. Prior to his election as a director in December 2005, Mr. Janezic was retained as a financial consultant to advise the Audit Committee and the Board.
     On June 12, 2007, the Audit Committee approved an Amended and Restated Charter and recommended such Charter to the full Board of Directors for approval. On June 21, 2007, the Board of Directors adopted the Amended and Restated Charter, a copy of which is attached as Appendix A to this proxy statement.
Audit Committee Report
     The following report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal control. The Company’s management has the primary responsibility for the financial statements and the reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company’s financial statements, in accordance with the standards of the Public Company Accounting Oversight Board, and issuing a report thereon.

     The Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 31, 2007 with management and the Company’s independent registered public accounting firm, Quick & McFarlin, P.C., and in issuing this report, has relied on the responses and information provided to the Audit Committee by management and the independent registered public accounting firm. The Committee also has discussed with Quick & McFarlin, P.C. the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees or Others with Equivalent Authority and Responsibility), as amended, as adopted by the Public Company Accounting Oversight Board.. The Committee has received and reviewed the written disclosures and the letter from Quick & McFarlin, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm its independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007, for filing with the SEC.
Audit Committee:
A. Donald Janezic. Jr.
Dr. Tom Latta
Dr. Buddy D. Ray
Dr. Scott A. Shuey, Committee Chairman
Dr. Tom Wakefield
Executive Committee Interlocks and Insider Participation
     The Executive Committee of the Board of Directors is comprised of Drs. Ray, Buckaloo, Latta and Shuey. None of the members of the Executive Committee during fiscal 2007 or as of the date of this proxy statement is or has been an officer or employee of the Company. There were no transactions between any member of the Executive Committee and the Company that occurred during 2007 which would require disclosure under Item 404 of Regulation S-K. During fiscal 2007, no executive officer of the Company served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a director or member of the Executive Committee of the Company.
Code of Ethics
     The Board of Directors adopted a Code of Ethics on June 1, 2005, that applies to the principal executive officer and the principal financial and accounting officer in accordance with the rules prescribed by the SEC. The Code of Ethics is posted on the Company’s website (http://visitors.pvpl.com) under “About PVPL” and then click on “Investor Relations”. The Company intends to satisfy the disclosure requirements under Form 8-K regarding an amendment to, or a waiver from, a provision of its Code of Ethics relating to such principal executive officer and the principal financial and accounting officer by posting such information on its Internet website. Information contained in the website is not incorporated by reference into this proxy statement and you should not consider information contained in the website a part of this proxy statement.
Shareholder Communication
     The Company does not have a formal policy relating to shareholder communication. The Company’s current practice includes mailing to each shareholder the contact information for the board member elected from such shareholder’s District after the annual and mid-year meetings of the Board. At the Annual Meeting of Shareholders, the shareholders will be given the opportunity to ask general questions of the directors. Further, any shareholder who desires to contact the Board of Directors or any individual director may do so through the Company’s website (www.pvpl.com) or by writing to: Professional Veterinary Products, Ltd. Board of Directors, 10077 South 134th Street, Omaha, Nebraska 68138. Communications should be addressed to the Chairman of the Board of Directors or to the individual director’s name. Information contained in our website is not incorporated by reference into this proxy statement, and you should not consider information contained in our website as part of this proxy statement.

MANAGEMENT
     The Company’s day to day affairs are managed by the Company’s executive officers who are appointed for a one year term, and its Board of Directors. Executive officers of the Company, and other significant employees of the Company, are listed below:

Name	Age	Position

Lionel L. Reilly, D.V.M.	64	President and Chief Executive Officer

Neal B. Soderquist	52	Chief Financial Officer and Vice President

Stephen J. Price	48	Chief Operating Officer and Executive Vice President
     Lionel L. Reilly, D.V.M., has served as President and CEO of the Company since 1994. Prior to that, he was Vice President, Business Operations and functioned as the CEO. He has been with the Company since 1983, shortly after its founding. Dr. Reilly spent several years as a military veterinarian, over five years in private clinical veterinary practice and five years in the industry as a researcher and technical services veterinarian. He has a degree from Kansas Wesleyan University in Salina, Kansas. Dr. Reilly graduated in 1970 from the College of Veterinary Medicine, Kansas State University, Manhattan, Kansas. See “Employment Contract.”
     Neal B. Soderquist was appointed Chief Financial Officer in 1994 and elected Vice President of Finance and Technology in July 2005. From 1989 to 1994, he served in that position and managed most of the human resource functions. In 1975, he received an Associate’s degree in accounting from the Lincoln School of Commerce in Lincoln, Nebraska.
     Stephen J. Price was appointed department Director of Sales and Marketing and was elected Chief Operating Officer and Vice President of Sales and Marketing in 2005. Prior to that, from 2002 through 2005, Mr. Price was the General Manager for ProConn, LLC, a wholly-owned subsidiary of the Company. From 2000 through 2002, Mr. Price was employed by Hi-Pro Animal Health, a former animal health supplier, in Friona, Texas, and his responsibilities included Business Development and Special Projects. From 1998 through 2000, Mr. Price was the Manager of Farm Centers, Inc. in Shawnee, Oklahoma. Mr. Price earned his Bachelor’s degree in agriculture (animal science) from Oklahoma State University, Stillwater in 1982.
COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The Company is a leading wholesale distributor of animal health products to veterinarians and livestock producers and their related businesses. The Company distributes to its customers approximately 20,000 different products including biologicals, pharmaceuticals, parasiticides, instruments and equipment and also offers industry-exclusive programs on inventory and staff management. Approximately 13,000 products are inventoried for immediate shipment and the remaining items are either drop-shipped from the manufacturer to the customer or are special order items. The Company primarily sells branded products as marketed by the major animal health manufacturers and suppliers.
     Going forward, the Company intends to continue as a leading supplier of animal health products by offering a complete assortment of items and services at competitive prices and by supporting its products with superior customer service. Achieving these goals requires a highly talented and motivated executive team. Also, given our prominence in the industry, many of our executives are potential candidates for senior leadership roles at other companies in our industry, as well as companies in many other industries. Thus, our executive compensation program is designed to be competitive with those of companies in our industry, considering our size and scale, and competitive with companies in general industry of the same size and larger, in order to attract and retain the best executives and keep them motivated. The successful execution of our business strategy requires that we have a competitive, performance-based compensation program.
     The Executive Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing executive compensation practices at the Company.

Executive Compensation Philosophy
     The Company’s executive compensation program has been designed to provide a total compensation package that will enable the Company to attract, motivate, and retain people who are capable of discharging responsibilities in a Company larger than its present size, thus ensuring leadership continuity for the organization as we grow. The executive pay program is designed to reward the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) for both Company performance and the executive’s individual performance and contribution to the Company’s overall business objectives.
     The Executive Committee of the Board carries out the executive compensation philosophy of the Company. The Committee establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the Company’s business objectives. In carrying out its responsibilities, the Committee reviews and determines the compensation (including base salary, annual cash bonus, and other benefits) of the Company’s CEO, CFO, and COO. The Company carries out the executive compensation philosophy through the following compensation principles:
•	Provide total compensation that is competitive with the markets and industries in which the Company competes for talent such that it will attract, motivate, and retain a highly capable and performance-focused executive team.

•	Link executive rewards to the financial performance of the Company as well as the executive’s individual performance and contribution to the Company’s overall business objectives.
Elements of Compensation
     Individual elements of the Company’s total compensation are determined after consideration of an executive’s total compensation (base salary, bonus and the defined benefit plan).
     The primary elements of the Company’s 2007 executive compensation package include: base salary, annual cash bonus opportunity, perquisites, health and welfare benefit program, Profit Sharing 401(k) Plan, and non-qualified defined benefit plan.
     To remain competitive, the Committee periodically benchmarks our executive compensation program to determine how well actual compensation targets and levels compare to our overall philosophy and target markets. The primary focus of the benchmarking process is on companies in our general industry of similar or larger size and scope (“target market”). This benchmarking considers information from proxy data for our CEO, CFO, and COO, and compensation data from surveys published by leading human resource organizations. Given our size, the actual companies used in the benchmarking may vary from year to year, but generally the comparisons consider practices of other companies with revenues that are similar to our Company’s revenues.
     The Committee also considers the compensation levels at other companies in the animal health distributor sectors. It is expected that the compensation levels for our executive officers will be relatively similar in our industry given our size, scale and complexity relative to those other companies.
     Based on its assessment of these data, each year the Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes the Company’s philosophy. Actual compensation levels can vary significantly up or down from the targeted levels based on the performance of the Company. Thus, the resulting compensation levels can fall in the lower or upper quartiles based on performance.
Base Salary
     The Company’s base salary is a fixed element of compensation that is paid to each named executive officer for the performance of his primary job duties and responsibilities. Base salaries at the Company are reviewed annually. Market adjustments to named executive officer base salaries are generally made when there is a significant change in position responsibilities or if competitive market data indicates a significant deviation compared to market salary practices.

     The actual salaries paid to each of the Company’s named executive officers will vary based on the performance of the individual and the business unit under his or her leadership, the Company’s performance, and economic and business conditions affecting Company at the time of the review.
Annual Cash Bonus
     Payments under the Company’s annual cash bonus program is a discretionary program of the Executive Committee and is designed to reward executives after consideration of the Company’s overall financial results considering economic and business conditions affecting the Company, the executive’s performance and contribution to the Company’s overall business objectives and the prior year’s bonus payment. The annual cash bonus program provides motivation for executives to improve the Company’s annual financial results, which leads to long-term success. The cash bonus is based on a formula which is equal to 1% of the Company’s operating profit for Dr. Reilly, and 0.5% of the Company’s operating profit for Mr. Soderquist and Mr. Price.
     Actual cash bonus awards are at the sole discretion of the Executive Committee. The Executive Committee considers the CEO’s recommendations, competitive total cash compensation data by position, and actual bonuses paid in the marketplace at other companies.
Perquisites
     The Company recognizes perquisites as an element of competitive total rewards necessary for the named executive officer to carry out the responsibilities of their position. However, no named executive officer received perquisites in excess of $10,000 for fiscal year 2007.
Benefits
     Our benefit programs were established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. The named executive officers participate in the full range of health and welfare benefits and are covered by the same plans on the same terms as provided to all full-time Company employees, except as set forth below.
•	Supplemental Insurance: The Company provides additional life insurance and disability insurance for its CEO, enhancing the value of our overall package. The Company also pays for disability insurance premiums for the CFO and COO.

•	Automobile Program: The Company provides our CEO with an automobile to drive. The CEO reimburses the company a quarterly payment for the personal miles driven. This benefit provides the CEO with an opportunity to use his car for both business and personal use in an efficient manner.
Stock Grant Practices
     The Company does not grant any stock options to its named executive officers or employees.

Executive Compensation
     The following table represents all compensation earned by the Company’s “named executive officers” for the fiscal year 2007.

				Change in Pension
				Value and Non-
				qualified deferred
	Fiscal			compensation	All Other
Name and Principal Position	Year	Salary	Bonus	earnings(1)	Compensation(2)		Total
Lionel L. Reilly, President and Chief Executive Officer	2007	$382,540	$79,110	$384,228	$19,230	(3)	$865,108
Neal B. Soderquist, Chief Financial Officer and Vice President	2007	$184,296	$39,555	$25,891	$13,399	(4)	$263,141
Stephen J. Price, Chief Operating	2007	$235,110	$39,555	$14,238	$13,399	(5)	$302,302
Officer and Executive Vice
President of Sales and Marketing
Cheryl E. Miller(6), Vice President of Corporate Services	2007	$167,042	$0	$0	$0		$167,042

(1)	Amounts reported in this column reflect the aggregate increase in the actuarial present value of the benefits under the Company’s Supplemental Executive Retirement Plan. A portion of the change in pension benefits value is attributable to the additional year of service and any annual salary increase. In fiscal 2007, there were no above-market or preferential earnings on any non-qualified deferred compensation and therefore no such amounts are reflected in this column.

(2)	Each of the “named executive officers” are participants of the Company’s Supplemental Executive Retirement Plan as further described.

(3)	For fiscal year 2007, the Company contributed $6,600 to Dr. Reilly’s 401(k) Plan and $6,799 to Dr. Reilly’s profit-sharing Plan. For fiscal year 2007, the Company contributed $5,831 to Dr. Reilly’s life insurance policy.

(4)	For fiscal year 2007, the Company contributed $6,600 to Mr. Soderquist’s 401(k) Plan and $6,799 to Mr. Soderquist’s profit-sharing Plan.

(5)	For fiscal year 2007, the Company contributed $6,600 to Mr. Price’s 401(k) Plan and $6,799 to Mr. Price’s profit-sharing Plan.

(6)	On August 31, 2006, Ms. Miller was no longer an employee of the Company. See the discussion of her “Separation Agreement” below.
FISCAL 2007 PENSION BENEFITS
     The table below represents the estimated present value of defined benefits for the Company’s Supplemental Executive Retirement Plan (the “Plan”). Refer to the description below for additional information on the Plan.

	Number of years	Present value of
	credited	accumulated	Payments during
Name	service	Benefit ($)(1)	last fiscal year($)
Lionel L. Reilly, D.V.M.	24.58	$1,942,285	$—
Neal B. Soderquist	17.79	$133,432	$—
Stephen J. Price	5.08	$52,715	$—
Cheryl E. Miller(2)	—	$—	$—

(1)	For a discussion of certain assumptions applied in quantifying the present value of the current accrued benefit, see the “Management’s Discussion and Analysis — Critical Accounting Policies — Pension Accounting” in the Company’s 2007 Annual Report and Note 10 to the Company’s 2007 Financial Statements.

(2)	On August 31, 2006, Ms. Miller was no longer an employee of the Company.

Supplemental Executive Retirement Plan
     The Company established the Professional Veterinary Products, Ltd. Supplemental Executive Retirement Plan effective January 1, 2003. The Plan provides benefits to certain management employees of the Company. On October 19, 2006, the Board of Directors approved amendments to and the restatement of the Company’s Supplemental Executive Retirement Plan retroactively effective on January 1, 2006. The Plan is a nonqualified defined benefit plan pursuant to which the Company will pay supplemental pension benefits to certain key employees upon retirement based upon the employees’ years of service and compensation. The Plan was amended, in part, to ensure compliance with the requirements of Section 409A of the Internal Revenue Code. The Executive Committee of the Board of Directors determines those highly compensated management employees who are eligible to participate in the Plan.
     The Plan was previously administered by a Committee, consisting of the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer. The 2006 amendments to the Plan redefined the Committee to be the Executive Committee of the Board of Directors rather than Company employees. As part of this responsibility, the Committee has the discretionary authority necessary or appropriate to administer the Plan. The Board of Directors has the right to amend or terminate the Plan at any time. No change in the Plan, however, will result in the loss of benefits earned by a participant prior to such amendment or termination.
     The Plan provides benefits upon a participant’s retirement, early retirement, disability before retirement, and in some cases, survivor benefits to a participant’s beneficiary. Benefits will also be paid to a participant if the participant’s employment is terminated within three years following a change in control. Under the Plan, a “change of control” is generally defined as a purchase, merger or other combination, of either more than fifty percent (50%) of the Company’s outstanding stock or voting control of the Company or the sale or transfer within a twelve month period of the assets of the Company having a total fair market value of not less than eighty percent (80%) of the total fair market value of all of the assets of the Company. The Plan is an unfunded supplemental retirement plan and is not subject to the minimum funding requirements of the Employee Retirement Income Security Act.
     Benefits payable under the Plan are paid exclusively from the Company’s general assets. Because these assets remain subject to the claims of the Company’s general creditors, no security is offered against the Company’s financial inability to pay due to insolvency or bankruptcy. While the Plan is an unfunded non-contributory plan, the Company is informally funding the plan through life insurance contracts on the participants. The life insurance contracts had cash surrender values of $1.8 million at July 31, 2007. The amount of the annual benefit is based upon the final three-year average of compensation paid to such executives. For participants (other than the Chief Executive Officer), benefits under this Plan can be illustrated as follows:

Average Final Three Years of
Compensation	Plan Benefit
$150,000	$52,500
$200,000	$70,000
$300,000	$105,000
$400,000	$140,000
     For the Chief Executive Officer, benefits under this Plan can be illustrated as follows:

Average Final Three Years of
Compensation	Plan Benefit
$150,000	$90,000
$200,000	$120,000
$300,000	$180,000
$400,000	$240,000
     The benefits shown in the above tables are based on base salary for Social Security. For additional information, see “Certain Relationships and Related Transactions.”

Employment Contract
     The Company and Dr. Reilly entered into an employment contract pursuant to which Dr. Reilly will act as President and Chief Executive Officer of the Company. The contract provides that Dr. Reilly shall devote his full-time professional energy, skill, efforts and attention to the business of the Company. The contract automatically renews for successive one year periods unless terminated by either party. If the Company terminates the contract without cause, Dr. Reilly will remain employed by the Company for a one-year consulting period, during which period he will be paid his base salary at the level in effect upon termination. During the period of his employment, Dr. Reilly is entitled to a base salary of not less than $240,000 per year, to be increased in each year thereafter by an amount equal to not less than the percentage increase in the consumer price index over the previous year, with a minimum increase of 3% and a maximum increase of 6%. In July 2005, the Board of Directors determined that Dr. Reilly’s salary should be increased to $332,030, effective August 1, 2005, exceeding the maximum increase of 6%, under the agreement, which was part of a three year phase in plan. Fiscal year 2008 was the final year of the phase-in plan, and the new base salary for Dr. Reilly is $437,091. Dr. Reilly is also entitled to quarterly bonuses equal to one percent of the quarterly net income before the shareholder performance rebate and income tax expense based on the Company’s unaudited consolidated financial statements. Under the contract, Dr. Reilly is bound by confidentiality provisions and covenants not to compete with us for a one year period after ceasing to be employed by the Company.
     The Company has purchased two life insurance policies on the life of Dr. Reilly. Both policies are flexible premium adjustable life insurance policies for $250,000 each. The Company is the beneficiary of one of the policies and the Lionel Reilly Trust is the beneficiary of the other policy. For additional information, see “Certain Relationships and Related Transactions.”
     For additional information on change-of-control agreements with executive officers, see “Management — Supplemental Executive Retirement Plan.”
Separation Agreement
     On August 31, 2006, the Company eliminated the position of Vice President of Corporate Services as part of its internal realignment of the corporate services department. As a result of this realignment, Cheryl E. Miller ceased serving the Company as Vice President of Corporate Services, and effective August 31, 2006, she was no longer an employee of the Company. In connection with her departure, Ms. Miller and the Company entered into a Separation Agreement and Release (the “Separation Agreement”) effective September 28, 2006 (the “Effective Date”). Pursuant to the terms of the Separation Agreement, Ms. Miller will receive the following separation payments from the Company: (i) payment of her base salary, less applicable withholdings, in effect on August 31, 2006 for a period of twelve (12) months to be paid on a salary continuation basis; (ii) payment for eighteen (18) months of 100% of her medical/vision insurance premiums paid by the Company on August 31, 2006 if Ms. Miller elects continued coverage under the Company’s employee health insurance plan pursuant to COBRA; (iii) payment of the Company’s profitability incentive for fourth quarter of fiscal year 2006; and (iv) payment for a period of six months for the services of a mutually-agreed upon executive career counseling and outplacement service.
     In consideration for the payments to be received by Ms. Miller under the Separation Agreement, Ms. Miller agreed (i) to cooperate with the Company with respect to the defense of any matter of which Ms. Miller has knowledge as a result of her employment with the Company, and (ii) to certain confidentiality and non-disparagement obligations.
Executive Committee Report on Executive Compensation for 2007
     The following report of the Executive Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.
     In conjunction with the preparation of the Company’s Annual Report on Form 10-K for the year ended July 31, 2007 and this Proxy Statement for the Annual Meeting of Shareholders to be held on January 11, 2008, the Executive Committee has reviewed and discussed with management the accompanying Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.
     Based on the foregoing review and discussion, the Executive Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into the Annual Report on Form 10-K for the year ended July 31, 2007.

Executive Committee:

Dr. G. W. Buckaloo
Dr. Tom Latta
Dr. Buddy D. Ray, Committee Chairman
Dr. Scott A. Shuey
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The Company’s Articles of Incorporation specifically provide that each shareholder is entitled to own only one share of stock. Thus, there is no shareholder that currently owns or will own more than one share in the future and no shareholder owns less than or a fractional portion of the single share. Accordingly, no single shareholder owns more than 5% of the outstanding Common Stock. The percentages shown below are based on 2,054 shares of Common Stock outstanding on November 23, 2007. Except as indicated and subject to community property laws where applicable, the persons named in the table have sole voting and investment power for each share beneficially owned by them.

	Shares
	Beneficially		Percentage
Name of Beneficial Owner	Owned(1)	Nature of Beneficial Ownership	of Class
Dr. Buddy D. Ray(2)	1	By Mayfield Veterinary Clinic(3)	*
Dr. G.W. Buckaloo, Jr.	1	By Crysler Animal Hospital(3)	*
Dr. Tom Latta	1	By Hansford County Veterinary Hospital	*
Dr. William Swartz	1		*
Dr. Scott A. Shuey	1	By Southern Hills Veterinary, Inc.(3)	*
Dr. Eileen Sam Holly Morris	1
Dr. Thomas E. Wakefield	1	By Perry Veterinary Clinic, P.L.L.C.	*
A. Donald Janezic, Jr.	0
Dr. Donald R. Fogle(4)	1	By Northwest Veterinary Hospital(3)	*
Dr. Vicky Wilkey(4)	1		*
Dr. Lionel L. Reilly	0		—
Neal B. Soderquist	0		—
Stephen J. Price	0		—
Cheryl E. Miller(5)	0		—

All executive officers and directors as a group (14 persons)	9		*

*	Less than one percent

(1)	No shareholder has the right to acquire beneficial ownership of any additional securities.

(2)	Dr. Ray has served two consecutive three year terms and because of such service, he is no longer eligible to be a member of the Board of Directors upon election of his successor.

(3)	Voting power shared with owners of veterinary practice.

(4)	Drs. Fogle and Wilkey have been nominated to be elected as Board members at the Annual Meeting.

(5)	Ms. Miller ceased being an officer of the Company on August 31, 2006. See “Management — Separation Agreement” above.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We have not made loans to, loan guarantees on behalf of, or engaged in material transactions with the Company officers, directors or shareholders except as otherwise disclosed herein. In 2002, the Sarbanes-Oxley Act made it unlawful for any publicly traded company to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit in the form of a personal loan to or for the benefit of executive officers and directors. The Sarbanes-Oxley Act also provides that an extension of credit maintained by such company on the date of enactment of the Sarbanes-Oxley Act will be “grandfathered” and therefore not subject to the Act as long as there is no material modification to any term of any such extension of credit or renewal of any such extension of credit on or after the enactment date. The Company does not believe that making additional payments under the pre-existing insurance arrangements should constitute banned personal loans, and to the extent certain policies may be considered loans, the Company’s current arrangements are grandfathered under the Sarbanes-Oxley Act and are not prohibited. Until further guidance is issued, the Company intends to continue paying such premiums for the benefit of Dr. Reilly.
     From time to time, we have engaged in transactions with affiliated parties. The directors and/or their related practices, acting in their capacity as shareholders, have purchased items related to the practice of veterinary medicine from the Company on the same terms and conditions as every other shareholder. As a matter of policy, all future material transactions between the Company and any of its officers, directors, or shareholders or other affiliates (including SERVCO) will be approved by our Audit Committee or a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.
     The Company owns a 20% interest in SERVCO d/b/a MARKETLink. Dr. Reilly, the Company’s Chief Executive Officer and President serves on the board of SERVCO. During the fiscal year ended July 31, 2007, MARKETLink represented approximately 10% of the Company’s total net sales and other revenue.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of in excess of ten percent of any such class are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We believe that our officers and directors complied with all Section 16(a) filing requirements applicable to them during the preceding fiscal year. The Company does not have any beneficial owners holding more than ten percent (10%).
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     The principal independent registered public accounting firm utilized by the Company during fiscal 2007 was Quick & McFarlin, P.C. (“Quick & McFarlin”), and the Board of Directors has approved BKD, LLP (“BKD”) to serve as its independent public accountants for the fiscal year ending July 31, 2008. Representatives from Quick & McFarlin and BKD are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire to do so, and are expected to respond to appropriate questions from shareholders.
Principal Accounting Fees and Services
     The aggregate fees billed by Quick & McFarlin, the independent public accountants to the Company, for the two fiscal years ended July 31, 2007 and 2006 are as follows:

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$105,750	$102,075
Audit-Related Fees(2)	10,250	14,100
Tax Fees(3)	0	0
All Other Fees(4)	0	0

Total:	$116,000	$116,175

(1)	The aggregate Audit Fees billed for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in Forms 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	The aggregate Audit-Related Fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements. In fiscal 2007, Audit-Related Fees were comprised of $10,250 in fees for the audit of the Company’s employee benefit plan. In fiscal 2006, Audit-Related Fees were comprised of $13,000 in fees for the audit of the Company’s employee benefit plan and $1,100 in fees for services relating to Section 404 of the Sarbanes-Oxley Act.

(3)	The aggregate Tax Fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	The aggregate All Other Fees billed for products and services provided by the principal accountant.
     None of the services described above were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
     On May 18, 2007, the Company’s Audit Committee recommended to the Board of Directors the dismissal of Quick & McFarlin upon its completion of the audit and the filing of the Form 10-K for the fiscal year ending July 31, 2007 and the retention of BKD as the Company’s independent accountant for the fiscal year ending July 31, 2008. The Board of Directors approved the Audit Committee’s recommendations, subject to acceptance by BKD of its engagement. Quick & McFarlin audited the Company’s financial statements for each of the five fiscal years in the period ended July 31, 2006. For the fiscal years ended July 31, 2006 and 2007 and any subsequent interim period, Quick & McFarlin’s reports on such financial statements did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting policies. For the fiscal years ended July 31, 2006 and 2007 and any subsequent interim period, there were no disagreements with Quick & McFarlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Quick & McFarlin, would have caused Quick & McFarlin to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as described Item 304(a)(1)(v) of Regulation S-K.
     On July 27, 2007, BKD and the Company executed an engagement letter to formally retain BKD as the Company’s independent accountant to audit its financial statements for the year ending July 31, 2008. During the two most recent fiscal years ended July 31, 2006, and the subsequent interim period preceding such engagement, neither the Company nor anyone on its behalf has consulted with BKD regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, nor did BKD provide to the Company a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
     Our Audit Committee has maintained a policy pursuant to which it pre-approves all audit services to be performed by our independent public accountants in order to assure that the provision of such services is compatible with maintaining the accountant’s independence. Under this policy, pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent public accountant are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent accountant in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the independent accountant is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent accountant to render such services. The Audit Committee pre-approved the services relating to the Audit-Related Fees set forth above for the audit of the Company’s employee benefit plan and for services relating to Section 404 of the Sarbanes-Oxley Act.
SHAREHOLDER PROPOSALS
     To be eligible for inclusion in the Company’s proxy statement and form of proxy for the Company’s next Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company in writing on or before August 1, 2008. However, if the date of the Company’s next Annual Meeting of Shareholders is more than thirty days before or after January 11, 2009, then the deadline for submitting any such shareholder proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8. Please send any such proposals to Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Dr. Lionel L. Reilly.
     Shareholders wishing to submit proposals or director nominations to be considered at our next Annual Meeting of Shareholders but that are not to be included in the Company’s proxy statement and form of proxy must submit such proposal or director nomination to the Secretary of the Company on or before September 10, 2008. However, if the date of the Annual Meeting of Shareholders is more than thirty days before or after January 11, 2009, then the deadline for submitting any such shareholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14a-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2007 proxy statement will have discretionary authority to vote on any shareholder proposal that is not received on or prior to the deadline described above.
ANNUAL REPORT AND FINANCIAL STATEMENTS
     The Company’s 2007 Annual Report to shareholders, including financial statements, has accompanied the mailing of this proxy statement. The Annual Report does not constitute and should not be considered a part of this proxy solicitation material.
     The Company will provide without charge to each shareholder solicited, upon the written request of any such shareholder, a copy of its Annual Report on Form 10-K filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended July 31, 2007. Such written request should be directed to Professional

Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Kimberly Hancock, Executive Assistant.
OTHER BUSINESS
     The Board does not know of any other matter to be presented at the Annual Meeting, but should any other matter properly come before the Annual Meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

November 28, 2007	BY ORDER OF THE BOARD OF DIRECTORS
/s/ Dr. Lionel L. Reilly
President and Chief Executive Officer

TO BE CERTAIN THAT YOUR SHARE WILL BE REPRESENTED AT THE ANNUAL MEETING
OF SHAREHOLDERS, WE URGE YOU TO SUBMIT YOUR PROXY VIA THE INTERNET, BY PHONE,
OR BY SIGNING, DATING AND RETURNING THE PROXY CARD BY FACSIMILE OR BY MAIL
AT YOUR EARLIEST CONVENIENCE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

APPENDIX A
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
PROFESSIONAL VETERINARY PRODUCTS, LTD
     This Amended and Restated Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Professional Veterinary Products, Ltd. (the “Company”). The Audit Committee of the Board (the “Committee”) shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.
I. Role and Independence: Organization
     A. Purposes. The Committee shall assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Committee also shall monitor the independence of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting) (the “independent auditors”) through (1) ensuring the Company’s receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company and (2) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. It may also have such other duties as may from time to time be assigned to it by the Board.
     The Committee shall maintain free and open communication with the independent auditors, the internal auditors and management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee shall have full and free access to Company’s legal counsel, and in its discretion, may retain its own independent counsel, auditors or other advisors at the Company’s expense.
     B. Organization and Qualification of Members. The membership of the Committee shall consist of at least three directors, each of whom shall, as determined by the Board, (1) be independent and meet the criteria for independence as required under the rules and regulations of the Securities and Exchange Commission (“SEC”) implementing Section 301 of the Sarbanes-Oxley Act of 2002, the listing standards of a stock exchange selected by the Board of Directors, such as the American Stock Exchange, and any other applicable laws, rules, and regulations governing independence promulgated by any regulatory authority with proper jurisdiction (a “Regulatory Authority,” and collectively, with the SEC and the applicable stock exchange, the “Regulatory Authorities”), unless an exemption from the requirement to meet such rule or regulation applies; (2) not have participated in the preparation of financial statements of the Company or any subsidiary at any time during the past three years; (3) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement; (4) have all other qualifications required by law or the Regulatory Authorities; and (5) be free of any relationship that, in the Board’s discretion, would interfere with the member’s independent judgment.
     At least one member of the Committee shall have (i) past employment experience in finance or accounting; (ii) requisite professional certification in accounting; or (iii) any other comparable experience or background which, in the judgment of the Board, results in the individual being considered a “financial expert” in accordance with the rules and regulations of the Regulatory Authorities.
     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular contact with the President, Chief Financial Officer, and the independent auditor.
     The Committee shall meet at least four times a year, either telephonically or in person, or more frequently as the Committee considers necessary. The Committee meetings may be held in conjunction with selected Board of Director meetings. At least once each year the Committee shall meet privately with the independent auditor, and no representative from management shall attend such meeting. At least once each year the Committee shall meet privately with management. Members of the Committee shall endeavor to attend all meetings of the Committee. The Committee is governed by the same rules regarding meetings (including meetings by telephone conference), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board and is authorized to adopt its own rules of procedure not inconsistent with any provision of this Charter, any provision of the Company’s Bylaws, or the laws of the State of Nebraska. Written minutes shall be maintained for each meeting of the Committee.
II. Responsibilities
     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its responsibilities set forth in Section I.A. are described below. Subject to the foregoing, the Committee shall be responsible for:

■	Recommending to the Board the independent auditors to be retained to audit the financial statements of the Company. The auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

■	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors. Annually review the scope of the independent auditors’ work.

■	The appointment, compensation, retention, and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting), and recommending their selection and engagement.

■	Ensuring that the independent auditors report directly to the Committee.

■	Reviewing and devoting attention to any areas in which management and the Company’s independent auditors disagree and determine the reasons for such disagreement.

■	Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

■	Reviewing the independent auditors’ management letter and considering any comments made by the independent auditors with respect to improvements in the internal accounting controls of the Company, considering any corrective action recommended by the independent auditors, and reviewing any corrective action taken by management.

■	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under the applicable auditing standards and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

■	Issuing annually a report to be included in the Company’s proxy statement as may be required by the rules of the SEC.

■	Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

■	Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing and (2) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.) Review with the Company’s independent auditors all adjustments made to the Company’s audited financial statements, including a reconciliation of any adjustments made in the audited financial statements from the Company’s quarterly interim financial statements.

■	Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit organization, responsibilities, plans, results, budget and staffing.

■	Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company’s internal financial controls and reporting systems.

■	Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

■	Pre-approving all audit services and permitted non-audit services to be performed by the independent auditors.

■	Reviewing any major changes to the Company’s auditing and accounting policies and practices suggested by the Company’s independent auditors or by management (in undertaking the duties specified herein, in communications with the Company’s independent auditors, the Committee shall, in accordance with Statement of Auditing Standards No. 61, communicate with the external auditors with respect to (i) the methods used to account for significant or unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates, and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the Company’s financial statements).

■	Review the performance of the Company’s Chief Financial Officer and the other financial management staff, and provide independent and skilled guidance to the Board.

■	Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

■	Establishing in accordance with law and the rules and regulations of the Regulatory Authorities procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

■	Reviewing and approving in advance all transactions between the Company and its executive officers and directors.

■	Reviewing any code of ethics or conduct and requests for waivers of compliance with the Company’s current Code of Ethics.

■	Self-assessing Committee performance.
     These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions.

     The Committee’s job is one of oversight. In performing its functions, the Committee may rely upon information provided to it by management, by the Company’s auditors, or by legal counsel. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.
     The Committee is not an investigative committee of the Board and shall have no investigative duties unless expressly assigned to the Committee by the Board. The Committee shall exercise its business judgment in performing its duties under this Charter, including the duties set forth herein, and may emphasize and prioritize those duties and responsibilities set forth above that the Committee, in its discretion and judgment, believes are the most important, given the particular circumstances.
     This Charter imposes no duties on the Committee or its members that are greater than those duties imposed by law upon a director of a Nebraska corporation under the Nebraska Business Corporation Act, as amended. If any claim is asserted against the Committee, any of its members, or the Company by a shareholder or any other person, nothing in this Charter shall be construed to limit or restrict any defense or indemnification available to the Committee, any of its members, or the Company.
III. Additional Provisions
     A. Access to Information. In order to perform its obligations, the Committee shall have unrestricted access to all relevant internal and external Company information and to any officer, director, or employee of the Company.
     B. Employee Access to Audit Committee. Any person employed by the Company shall have access to the Committee to report any matter such person believes would be of interest to the Committee or of general concern to the Committee or the Board. Contacting a member of the Committee to report any irregularity, questionable activity, or other matter shall not subject the person making the report to discipline.
* * * * *
Adopted by the Board of Directors of
Professional Veterinary Products, Ltd. on June 21,2007.

Professional Veterinary Products, Ltd.

ANNUAL MEETING OF PROFESSIONAL VETERINARY PRODUCTS, LTD.

1: Election of Class II Directors

Vote For All Nominees	Withhold Vote From All Nominees	*Vote For All Except
☐	☐	☐

PROPOSAL(S)

1: Election of Class II Directors Nominees

____________________ Please Sign Here ____________________ Please Date Above

____________________ Please Sign Here ____________________ Please Date Above

Professional Veterinary Products, Ltd.

INTERNET

Go To
www.proxypush.com/pvpl
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

866-220-2494
- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

EVENT #

CLIENT #

OFFICE #

PROXY TABULATOR FOR

**PROFESSIONAL VETERINARY PRODUCTS, LTD.
c/o MEDIANT COMMUNICATIONS
17 STATE STREET, 7TH FLOOR
NEW YORK, NY 10004**

Professional
Veterinary Products, Ltd. Professional Veterinary Products, Ltd. ANNUAL MEETING OF PROFESSIONAL VETERINARY PRODUCTS, LTD. Date: January 11, 2008
Time: 10:00 A.M. (Central Time) Annual Meeting of Professional Veterinary Products, Ltd. Place: 10077 S. 134th St., Omaha, NE 68138 to be held on Friday, January 11, 2008 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only for Holders as of November 23, 2007 This proxy is solicited on behalf of the Board of Directors of INTERNET TELEPHONE Professional Veterinary Products, Ltd. Go To 866-220-2494 Board of Directors Recommends a Vote FOR proposal 1. www.proxypush.com/pvpl 1: Election of Class II Directors • Cast your vote online. • Use any touch-tone telephone. OR Vote For Withhold Vote *Vote For • View Meeting Documents. • Have your Voting Instruction Form ready. All Nominees From All Nominees All Except Follow the simple recorded instructions. · MAIL OR • Mark, sign and date your Voting Instruction Form. *INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write • Detach your Voting Instruction Form. the number(s) in the space provided to the right. • Return your Voting Instruction Form in the postage-paid envel ope provided. By signing the proxy, you revoke all prior proxies and appoint Lionel L. Reilly, D.V.M., President and CEO and Neal B. Soderquist, CFO and Vice President, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments. All votes must be received by 5:00 P.M., Central Time, January 9, 2008, PROPOSAL(S) 1: Election of Class II Directors Nominees unless you vote in person. Directors: 01 Donald R. Fogle, D.V.M. 03 Vicky Wilkey, D.V.M. 02 Scott A. Shuey, D.V.M. PROXY TABULATOR FOR PROFESSIONAL VETERINARY PRODUCTS, LTD. c/o MEDIANT COMMUNI CATIONS 17 STATE STREET, 7TH FLOOR EVENT # NEW YORK, NY 10004 CLIENT # To attend the meeting and vote your shares in person, please mark this box. OFFICE # Authorized Signatures — This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certifi cate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized offi cer signing the proxy.